Exhibit 10.27

GENCORP INC.
1999 EQUITY AND PERFORMANCE INCENTIVE PLAN

Stock Appreciation Rights Agreement

WHEREAS, ___(the “Rights Holder”) is an employee of GenCorp Inc. (the “Company”) or a Subsidiary; and

WHEREAS, the grant of a stock appreciation right to the Rights Holder has been duly authorized by a resolution of the Organization & Compensation Committee (the “Committee”) of the Board of Directors or, if applicable, by the Board of Directors (the “Board”) of the Company effective as of ___(the “Date of Grant”).

          NOW, THEREFORE, pursuant to the Company’s 1999 Equity and Performance Incentive Plan (the “Plan”), the Company hereby grants to Rights Holder ___Free-Standing Appreciation Rights (“SAR”) pursuant to this Stock Appreciation Rights Agreement (the “Agreement”) entitling Rights Holder to obtain, upon the exercise of SARs on the terms and conditions set forth herein, a cash payment as determined herein.

1.       Exercisability of SARs.

          (a) Unless and until terminated as hereinafter provided, the SARs subject to this Agreement will become exercisable, to the extent of one-third of the total number of SARs granted, on each of the first three anniversaries of the Date of Grant for so long as the Rights Holder remains in the continuous employ of the Company or a Subsidiary. For the purposes of this Agreement, the continuous employment of the Rights Holder with the Company or a Subsidiary will not be deemed to have been interrupted, and the Rights Holder will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of (i) the transfer of his employment among the Company and its Subsidiaries or (ii) an approved leave of absence. To the extent that the SAR will have so become exercisable, it may be exercised in whole or in part from time to time.

          (b) Notwithstanding the provisions of Subsection (a) of this Section 1, the SARs will become immediately exercisable in full upon the occurrence of a change in control of the Company. For purposes of this Agreement, the term “change in control” will have the meaning given such term under the Plan as in effect on the Date of Grant.

2.       Exercise of SARs.

                    (a) SARs may be exercised only by (i) delivery of a signed and dated SAR Exercise Form to the Company in accordance with instructions provided therewith, which Exercise Form shall state the number of SARs to be exercised. For all purposes, including the determination of applicable tax reporting and withholding, the Exercise Date will be the date entered next to the Rights Holder’s signature on the SAR Exercise Form. The Company will not fill in the Exercise Date under any circumstances.

          (b) The Exercise Date can be no earlier than the date the SAR Exercise Form is delivered to the Company regardless of the method of delivery (i.e., by fax, by hand, by overnight courier, etc.)

3.       Payment of SAR Value.

          (a) Upon the exercise of SARs in accordance with Section 2, the Company shall pay the SAR Value relating to such exercise to the Rights Holder.

          (b) SAR Value shall be the product of (i) the number of SARs being exercised, and (ii) the excess of the Market Value over $___. (“Grant Price”).

          (c) Market Value shall mean the closing price of GenCorp Inc. Common Shares on the date SARs are exercised, as reported in the New York Stock Exchange Composite Transactions in The Wall Street Journal.

4.       Term of SARs.

          (a) Exercisable SARs. SARs that have become exercisable will terminate on the earliest of the following dates:

               (i) Ninety (90) calendar days after the Rights Holder ceases to be an employee of the Company or a Subsidiary for any reason other than retirement, death or disability, for any SARs that have become exercisable prior to the Rights Holder’s ceasing to be an employee of the Company or a Subsidiary.

               (ii) Ten years from the Date of Grant for any SARs that have become exercisable prior to the retirement, death or disability of the Rights Holder, if the Rights Holder retires, dies or becomes disabled while an employee of the Company or a Subsidiary. For purposes of this Agreement, “retirement” shall mean termination of employment after having attained eligibility for normal retirement or early retirement under the defined benefit retirement plan of the Company applicable to the Rights Holder (as determined by the Committee).

               (iii) Ten years from the Date of Grant.

          (b) SARs Not Yet Exercisable. SARs that have not become exercisable prior to the termination of the Rights Holder’s employment with the Company or a Subsidiary for any reason will terminate on the date of termination of employment.

In the event that the Rights Holder’s employment with the Company and its Subsidiaries is terminated for Cause, all SARs will terminate as of the time of such termination, notwithstanding any other provision of this Agreement.

5.       Transferability.

          (a) SARs may not be transferred except by will or the laws of descent and distribution and may not be exercised during the lifetime of the Rights Holder except by the Rights Holder or the Rights Holder’s guardian or legal representative acting on behalf of the Rights Holder in a fiduciary capacity under state law and court supervision.

          (b) Notwithstanding the provisions of Section 5(a), SARs shall be transferable by a Rights Holder without payment of consideration therefor by the transferee, to any one or more members of the Rights Holder ‘s Immediate Family (or to one or more trusts established solely for the benefit of such Participant and/or one or more members of the Rights Holder ‘s Immediate Family or to one or more partnerships in which the only partners are such Rights Holder and/or members of the Rights Holder ‘s Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Rights Holder. Following transfer, any such SARs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Rights Holder” shall be deemed to refer to the transferee. The events of termination of employment of Sections 1 and 4 shall continue to be applied with respect to the original Rights Holder, following which the SARs shall be exercisable by the transferee only to the extent, and for the period specified in this Agreement.

6       Adjustments. The Committee will make any adjustments in the Grant Price and/or the number of SARs that the Committee may determine to be equitably required to prevent dilution or enlargement of the Rights Holder’s rights under this Agreement that would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase Company securities or (c) other corporate transaction or event having an effect similar to any of the foregoing.

7.       Taxes/Withholding.

          (a) The Company will compute and report all taxes related to an exercise of SARs based upon the Market Value of GenCorp Inc. Common Shares on the Exercise Date. The amount of taxable income reported in connection with a SAR exercise will not be affected by previous or subsequent market fluctuations.

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          (b) The Company will withhold all applicable federal, state, local, FICA, Social Security or foreign taxes in connection with the exercise of SARs.

8.       Retention Rights. The Plan and this Agreement will not confer upon the Rights Holder any right with respect to the continuance of service as a Director with the Company and will not interfere in any way with any right that the Company would otherwise have to terminate the service of the Rights Holder as a Director at any time.

9.       Relation to Other Benefits. Any economic or other benefit to the Rights Holder under this Agreement will not be taken into account in determining any benefits to which the Rights Holder may be entitled under any retirement or other benefit or compensation plan maintained by the Company unless provided otherwise in any such plan.

10.       Notices. Any notice necessary under this Agreement will be addressed to the Company or the Committee at the principal executive office of the Company and to the Rights Holder at the address appearing in the personnel records of the Company for such Rights Holder, or to either party at such other address as either party may designate in writing to the other. Any such notice will be deemed effective upon receipt thereof by the addressee.

11.       Agreement Subject to the Plan. The SARs granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern.

12.       Amendments. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Rights Holder under this Agreement without the Rights Holder’s consent.

13.       Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

14.       Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of Ohio.

15.       Certain Defined Terms. In addition to the terms defined elsewhere herein, when used in the Agreement, terms with initial capital letters have the meaning given such term under the Plan, as in effect from time to time.

This Agreement is executed as of the ___day of ___, 2005.

GENCORP INC

By:_____________________________

     The undersigned Rights Holder hereby acknowledges receipt of an executed original of this Stock Appreciation Rights Agreement and accepts the SARs subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

__________________________
Rights Holder

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